© 2026 Ameriprise Financial, Inc. All rights reserved. Ameriprise Financial, Inc. Performance Cash Unit Supplement (this “Supplement”) to the 2026 Global Long-Term Incentive Award Program Guide (the “Guide”) IMPORTANT: This Supplement covers both (1) outstanding PCU Awards granted prior to January 1, 2026, and (2) PCU Awards granted on or after January 1, 2026. By accepting any Award (as defined in the Guide) granted on or after January 1, 2026, you are consenting to the terms of the Guide and this Supplement applying to outstanding PCU Awards granted prior to January 1, 2026. Exhibit 10.11

2 © 2026 Ameriprise Financial, Inc. All rights reserved. TABLE OF CONTENTS Contents TABLE OF CONTENTS ............................................................................................................................................................... 2 Introduction ............................................................................................................................................................................... 3 Overview ...................................................................................................................................................................... 3 Governing Award Documents ................................................................................................................................... 3 Award Certificates ...................................................................................................................................................... 3 Definitions ................................................................................................................................................................... 3 PCU Award Program ................................................................................................................................................................. 3 Overview ...................................................................................................................................................................... 3 Eligible Participants .................................................................................................................................................... 4 Award Value (at Target) ............................................................................................................................................. 4 Payout Determination ................................................................................................................................................ 4 PCU Payout ................................................................................................................................................................. 4 Payment ...................................................................................................................................................................... 4 Illustration ................................................................................................................................................................... 5 Treatment Upon Certain Events.............................................................................................................................................. 6 Part-Time Employment Status .................................................................................................................................. 6 Leave of Absence ....................................................................................................................................................... 6 Employment Termination .......................................................................................................................................... 6 Qualified Retirement .................................................................................................................................................. 7 Death or Disability ...................................................................................................................................................... 7 Transfer between Business Segments .................................................................................................................... 7 Transfer from Field Eligible Position to Franchise Advisor (U.S. Only) ................................................................. 8 Rehire .......................................................................................................................................................................... 8 Detrimental Conduct Agreement (Bands 50 and above)(U.S. only) ...................................................................... 8 Compensation Recovery and Malus Policies .......................................................................................................... 8 Change in Control ....................................................................................................................................................... 8 Certain Corporate Transactions ................................................................................................................................ 9 Administration ........................................................................................................................................................................... 9 Amendment ............................................................................................................................................................................... 9 Definitions .................................................................................................................................................................................. 9 Miscellaneous Provisions ...................................................................................................................................................... 12 Committee Adjustments ......................................................................................................................................... 12 No Assignment ......................................................................................................................................................... 13 No Right to Continued Employment ....................................................................................................................... 13 No Right to Awards .................................................................................................................................................. 13 Compliance with U.S. Internal Revenue Code Section 409A (U.S. Only) ............................................................. 13 Tax Implications ...................................................................................................................................................................... 14 U.S. and India ............................................................................................................................................................ 14 All Participants ......................................................................................................................................................... 14 Contact Information ............................................................................................................................................................... 14

3 © 2026 Ameriprise Financial, Inc. All rights reserved. Introduction Overview This Supplement to the 2026 Global Long-Term Incentive Award (“LTIA”) Program Guide provides information about the terms and conditions of Performance Cash Unit awards (“PCU Awards”). A PCU Award is a long-term incentive opportunity that is tied to certain performance goals and awarded under the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated (the “Plan”). PCU Awards are made to eligible employees of Ameriprise Financial, Inc., and any of its affiliates participating in the Plan (collectively, the “Company” or “Ameriprise”), as determined by the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”). When necessary to meet certain jurisdictional regulatory or other requirements, the features of PCU Awards may be different than those shown in this Supplement. PCU Awards are granted at the discretion of the Company and the Committee or, to the extent permitted by the Plan and the Company’s Long-Term Incentive Award structure and design, its designee, and are subject to local market regulations and legislation, which could change at any time. Also note that while the tax laws that apply to recipients of PCU Awards are based on each employee’s tax jurisdiction, most tax information provided in this Supplement is generally for U.S. purposes only. Any tax information provided in this Supplement is not intended to constitute tax advice. The Company urges all employees to consult their personal tax advisor with any questions or issues regarding their PCU Awards. Governing Award Documents Each PCU Award is subject to the applicable terms and conditions contained in the Plan, the Guide, any applicable Award Certificate, this Supplement, and the Detrimental Conduct Agreement, if applicable. These documents, along with Committee decisions, will govern in cases of conflict, ambiguity or miscommunication. Except as delegated by the Committee, no employee has the authority to change or supersede LTIA provisions or Committee decisions. In the event of a conflict between the Plan and the Guide or this Supplement, the Plan document shall control. Award Certificates Award Certificate for PCU Awards will generally be distributed to employees via regular or electronic mail. Participants should retain distributed PCU Award documents for their records. Definitions Capitalized terms have the meanings given to them in the “Definitions” section towards the end of, or elsewhere, in this Supplement. Capitalized terms that are not defined in this Supplement have the meanings given such terms in the Plan, the Guide or the Award Certificate, as applicable. PCU Award Program Overview A PCU Award is a long-term incentive opportunity that is designed to reward senior leaders for the Company’s financial performance over a three-year performance period. A PCU Award is evidenced by an Award Certificate, setting forth the applicable Award Date, Performance Period, Performance Matrix and Total Shareholder Return (“TSR”) Adjustment Matrix. The amount payable to a Participant under a PCU Award is dependent upon the performance of the Company as compared to the performance criteria in the

4 © 2026 Ameriprise Financial, Inc. All rights reserved. Performance Matrix and TSR Adjustment Matrix described in this Supplement and the Participant’s Award Certificate, as well as the Participant’s continued employment with the Company. As a result of these requirements, the payment that a Participant receives may be greater or lesser than the Participant’s Award Value (at Target), or the performance results could result in no payment at all under the PCU Award. For a PCU Award covering the three-year Performance Period commencing on January 1st of the first year and ending on December 31st of the third year, the Performance Matrix uses two criteria: Compound Annual Growth Rate of Earnings Per Share (“EPS”) and Average Annual Return on Equity (“ROE”), and the TSR Adjustment Matrix uses one criterion: Relative Total Shareholder Return. Participants should refer to their Award Certificate for the specific performance criteria, weightings and performance levels under the Performance Matrix and the TSR Adjustment Matrix. Eligible Participants Employees of the Company in Bands 50 and above are eligible to receive PCU Awards. Participation is typically limited to those employees who participate in the Ameriprise Financial Global Annual Incentive Award (“AIA”) plan, unless otherwise specified by the Company. Award Value (at Target) The Award Value (at Target) of a Participant’s PCU Award will be set forth in the applicable Award Certificate. Payout Determination After the end of the Performance Period, for purposes of determining the PCU Payout, there will be straight- line interpolation used to determine the payout percentage earned on any of the measures for actual performance that falls between the goals stated in the Performance Matrix and TSR Adjustment Matrix. The Committee will review and approve all payout percentages as determined in accordance with this Supplement and the Performance Matrix and TSR Adjustment Matrix grids approved for each Performance Period. Such determinations by the Committee shall be final, binding and conclusive upon each Participant and all persons claiming under or through such Participant. PCU Payout Following the end of the Performance Period, the PCU Payout will be determined by: (1) increasing or decreasing the Performance Matrix Payout Percentage according to the performance results for that period; (2) applying the TSR Adjustment Factor determined under the TSR Adjustment Matrix to arrive at the Overall Payout Percentage; and (3) multiplying the Award Value (at Target) by the Overall Payout Percentage to arrive at the PCU Payout. Payment As soon as practicable after the last day of a Performance Period, the Committee will determine and approve the PCU Payout of each Participant’s PCU Award in accordance with this Supplement. Payment of the approved PCU Payout, if any, to a Participant under the Plan shall be made no later than March 15 following the end of the Performance Period (the “Payment Date”). The payment to the participant for the PCU Payout will be made in the form of cash. Except as otherwise provided in this Supplement, a Participant must remain actively employed by the Company through the Payment Date to be eligible to receive payment under a PCU Award, and a Participant shall forfeit the right to receive all or any part of his or her PCU Award if he or she terminates employment prior to the Payment Date. Whether and as of what date a Participant’s employment with the Company

5 © 2026 Ameriprise Financial, Inc. All rights reserved. terminates if the Participant is granted a leave of absence or commences any break in employment intended by his or her employer to be temporary, will be determined by the Committee in its sole discretion. The Company will withhold from any payment under a PCU Award the amounts that the Company determines are required to be withheld by law, including, but not limited to, any income tax, social insurance, payroll tax, fringe benefits tax, etc. In the U.S., FICA tax will be withheld, as required under the law, if any portion of a PCU Award becomes vested for tax purposes prior to payment. As a condition of receiving any PCU Payout, a Participant (or those claiming under or through the Participant) must promptly provide the Company with all forms, documents or other information reasonably required by the Company in connection with the PCU Award. Illustration Assume an employee has a PCU Award with an Award Value (at Target) of $25,000 and the following Performance Matrix and TSR Adjustment Matrix performance: Performance Matrix Performance Measure Percentage Payout Earned* Weighting Weighted Payout Percentage Compound Annual Growth Rate of EPS 150% x 50% = 75% Average Annual ROE 100% x 50% = 50% PERFORMANCE MATRIX PAYOUT PERCENTAGE 125% * Percentage Payout earned is determined from the Performance Matrix grid, based on actual performance over the Performance Period. TSR Adjustment Matrix Assuming the Ameriprise TSR for the period was at the top quartile when compared to the S&P Financial TSR, then the TSR Adjustment Factor would be plus 25 percentage points based on the TSR Adjustment Matrix. The Performance Matrix Payout Percentage in the above table would be increased by the TSR Adjustment Factor as follows: 125% + 25 percentage points = 150% (Performance Matrix Payout Percentage) (TSR Adjustment Factor) (Overall Payout Percentage) PCU Payout The Award Value (at Target) of the PCU Award ($25,000 in this example) is then multiplied by the Overall Payout Percentage shown above: $25,000 x 150% = $37,500 (Award Value (at Target)) (Overall Payout Percent) (PCU Payout)

6 © 2026 Ameriprise Financial, Inc. All rights reserved. Note: This illustration and the corresponding values shown are based on financial, stock price and other assumptions about future events or circumstances, which may or may not actually occur, as well as continuous employment and award requirements. The illustration is hypothetical and not meant to imply that the Company will achieve certain stock prices or growth rates, or has achieved any stated growth rate consistently in the past. The value and return on Ameriprise common stock will fluctuate over time and may be worth more or less than the values shown in the illustration. Past performance is no guarantee of future results. Participants should consult their personal financial advisor on the tax and other implications of their PCU Awards, as applicable to their circumstances. This Supplement is not intended to provide any financial or tax advice. Treatment Upon Certain Events Existing practices regarding the treatment of outstanding PCU Awards under certain circumstances are described below. The Committee may amend the following practices for any or all outstanding and future PCU Awards. For specific information about the treatment of your PCU Awards, please see the applicable section of this Guide that describes the following specific events: • Part-time employment status • Leave of absence • Employment termination • Qualified Retirement • Death or Disability • Transfer between business segments • Transfer from field eligible position to franchise advisor (U.S. only) • Rehire • Situations of Detrimental Conduct (Band 50 and above) • Compensation Recovery and Malus Policies • Change in Control of the Company Part-Time Employment Status Outstanding PCU Awards continue to vest while you are on part-time status, subject to the Company’s right to adjust or terminate any outstanding PCU Awards, based on its determination of a significant change in your duties and responsibilities. Leave of Absence Outstanding PCU Awards continue to vest when you are on a leave of absence (as determined by the applicable Company policies) subject to the Company’s right to adjust or terminate any outstanding PCU Awards based on its determination of a significant change in your duties and responsibilities and/or related employment. Employment Termination This section pertains to employment terminations other than due to a Qualified Retirement, death, or Disability (which are separately described below) Payments to specified employees as defined by Section 409A(a)(2)(B) may be subject to a six-month delay in payment. 1. Voluntary Termination: If, prior to the Payment Date of a PCU Award, you voluntarily terminate your employment for any reason other than a Qualified Retirement, death, or Disability, any unpaid PCU Award will be forfeited on your Last Day Worked. 2. Involuntary Termination Not Eligible for a Severance Benefit: If, prior to the Payment Date of a

7 © 2026 Ameriprise Financial, Inc. All rights reserved. PCU Award, your employment is involuntarily terminated for any reason other than a death, or Disability or in connection with a Change in Control (which is separately described below), and you are not eligible for a Severance Benefit, any unpaid PCU Award will be forfeited on your Last Day Worked, except as otherwise determined by the Committee in its sole discretion. 3. Involuntary Termination Resulting in a Severance Benefit (Not Retirement Eligible): If your employment is involuntarily terminated for any reason other than death or Disability or in connection with a Change in Control, and such involuntary termination results in a Severance Benefit, but at the time of such termination you are not Retirement Eligible, any unvested PCU Awards with a Payment Date within 12 months following your Last Day Worked will continue to vest and pay out according to the terms of the award. Any PCU Awards with a Payment Date after 12 months following your Last Day Worked will be forfeited on your Last Day Worked. 4. Involuntary Termination Eligible for Severance Benefit (Retirement Eligible): If your employment is involuntarily terminated for any reason other than a Qualified Retirement, death, Disability or in connection with a Change in Control, and such involuntary termination results in a Severance Benefit, and at the time of such termination you are Retirement Eligible, your awards will be treated as described below under Qualified Retirement. Qualified Retirement If you satisfy the requirements of a Qualified Retirement, then PCU Awards granted in years prior to the year of your Last Day Worked will continue to vest and pay out as originally scheduled. Any PCU Awards granted in the calendar year of your Last Day Worked will be forfeited on your Last Day Worked. Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the your jurisdiction that likely would result in the favorable retirement treatment that applies to the PCU Awards being deemed unlawful and/or discriminatory, the Company may decide, in its discretion, that the provision above regarding the continued vesting of the PCU Award offer upon termination of employment due to retirement shall not be applicable. Death or Disability If, on or before a PCU Award’s Payment Date, but during a period when you have been in continuous employment with the Company, your employment terminates due to death or Disability at any time following the Award Date, you will be entitled to that proportion of the PCU Payout as the number of full months which have elapsed between the first day of the Performance Period and the end of the month in which your termination of employment by reason of death or Disability occurs (not to exceed 36) bears to 36. The PCU Payout, if any, shall be determined and paid after the last day of the Performance Period in the normal course in accordance with this Supplement, unless otherwise determined by the Committee, and you and all others claiming under or through you shall not be entitled to receive any other amounts under the PCU Award. In the event of death, and should any PCU Award become payable, any such payment will be made to the legal representatives of the estate. Transfer between Business Segments Outstanding PCU Awards continue to vest when you transfer from one business segment to another, subject to the Company’s right to adjust or terminate any outstanding PCU Awards, based on its determination of a significant change in your duties and responsibilities and/or related employment.

8 © 2026 Ameriprise Financial, Inc. All rights reserved. Transfer from Field Eligible Position to Franchise Advisor (U.S. Only) Certain provisions for PCU Award continuation apply to awards held by employees (limited to those employees in eligible field sales roles) who transition to franchise advisor without a break in service. The applicable provisions are described in the Treatment of Long-Term Incentive Awards for Employees Transferring to Ameriprise Financial Franchise Advisor Status document available on Inside, and such provisions are incorporated into, and are part of the terms and conditions of, PCU Awards under the Plan. Rehire In the event you terminate your employment with the Company, or your employment is terminated by the Company, and any of your outstanding PCU Awards are canceled and/or forfeited, and you are subsequently rehired by the Company, any PCU Awards that were canceled and or forfeited at termination will not be reinstated upon rehire. Detrimental Conduct Agreement (Bands 50 and above)(U.S. only) To protect the interests of the Company and all employees, the Company requires employees in Bands 50 and above to sign a Detrimental Conduct Agreement. This Agreement support the multi-year performance objectives of LTIAs, and such provisions are incorporated into, and part of the terms and conditions of, Awards under the Plan. Compensation Recovery and Malus Policies In certain circumstances, the Company may clawback or apply malus to certain awards, as provided by Company policies or applicable regulations, including pursuant to the following: • The Ameriprise Financial, Inc. Policy for the Recovery of Erroneously Awarded Compensation, effective as of Oct. 2, 2023 (applicable to Section 16 Officers) • Ameriprise Financial, Inc. Incentive Compensation Recoupment Policy, as amended and restated as of Dec. 4, 2019 (applicable to ELT members) • The Columbia Threadneedle Investments, EMEA Remuneration Policy Please review the terms of these policies, copies of which can be obtained from the LTIA Administration Group, for more information. Change in Control Notwithstanding anything in the Plan, the Guide, an Award Certificate or this Supplement to the contrary (except for the provision in the Guide dealing with a limitation under Section 280G of the Code), if a Participant has not received payment under a PCU Award and, within two years after the date of a Change in Control, the Participant experiences a termination of employment that would otherwise entitle the Participant to receive the payment of severance benefits under the provisions of the severance plan that is in effect and in which the Participant participates as of the date of the Change in Control, (a) the Participant shall immediately be 100% vested in PCU Awards, (b) the Committee shall determine the Performance Matrix Payout Percentage and TSR Adjustment Factor of PCU Awards as of the date of such termination of employment as if the Performance Period had just ended, based on results against the performance measures up to the last day of the calendar quarter ending on or immediately prior to such date, but prorated based on(i) the total number of full and partial months of the Performance Period that have elapsed between(1) the first day of the Performance Period, and (2) the date of the termination of employment (not to exceed 36), divided by (ii) 36, and (c) such value of the Award shall be paid to the Participant in cash within five days after the date of such termination of employment. The Committee may not amend or delete this section of this Supplement in a manner that is detrimental to a Participant, without

9 © 2026 Ameriprise Financial, Inc. All rights reserved. the Participant’s written consent. Certain Corporate Transactions In the event of any change in the corporate capitalization of the Company, such as by reason of any stock split, or a material corporate transaction, such as any merger of the Company into another corporation, any consolidation of the Company and one or more corporations into another corporation, any separation of the Company (including a spin-off or other distribution of stock or property by the Company), any reorganization of the Company (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Company, other than a normal cash dividend, the Committee shall make an equitable adjustment in the calculation or terms of the Performance Matrix and TSR Adjustment Matrix under a PCU Award. Any such determination by the Committee under this paragraph shall be final, binding and conclusive. In the event of the sale, disposition, restructuring, discontinuance of operations or other extraordinary corporate event in respect of a material business during the Performance Period or any of the events discussed in the preceding paragraph during a Performance Period, the Committee shall make an equitable adjustment in the calculation of the Compound Annual Growth Rate of EPS component or the Average Annual ROE component in accordance with the Committee Adjustments section of this Guide. Any such determination by the Committee under this paragraph shall be final, binding and conclusive. Administration The PCU Award program is administered by the Committee. Any action taken or decision made by Ameriprise Financial, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Supplement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding upon all Participants and all persons claiming under or through such Participants. By accepting a PCU Award or other benefit under the Plan, a Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under the Plan by Ameriprise Financial, the Board or the Committee or its delegates. Amendment Generally, the Board may at any time amend, suspend or discontinue the Plan. The Committee may at any time amend this Supplement or an Award Certificate. Notwithstanding the foregoing, but subject to the provisions of this Supplement, no such action by the Board or the Committee shall reduce the amount payable under this Supplement or an Award Certificate in a material manner without a Participant’s consent. For this purpose, a change in the amount payable that occurs solely because of a change in the date or form of payment shall in no case be treated as a reduction prohibited by this paragraph. This paragraph shall be construed and applied so as to permit the Committee to amend this Supplement and an Award Certificate at any time in any manner reasonably necessary or appropriate in order to comply with the requirements of Section 409A of the Code, including amendments regarding timing and form of payments under a PCU Award. Definitions “Ameriprise TSR” means the compound annual growth rate, expressed as a percentage with one decimal point, in the value of a share of common stock in the Company due to stock appreciation and dividends, assuming dividends are reinvested, during the Performance Period. For this purpose, the “Beginning Stock Price” shall mean the average closing sales prices of the Company’s common stock on the New York Stock

10 © 2026 Ameriprise Financial, Inc. All rights reserved. Exchange (“NYSE”) Composite Transaction Tape for the trading days in the month of December immediately preceding the beginning of the Performance Period; and, the “Ending Stock Price” shall mean the average closing sales prices of the Company’s common stock on the NYSE Composite Transaction Tape for the trading days in the month of December immediately preceding the Expiration Date (or such other period as the Committee may determine). Where “Y” is the number of fractional Shares resulting from the deemed reinvestment of dividends paid during the Performance Period, the Ameriprise TSR is calculated as follows: ( Ending Stock Price x (1 + Y) Beginning Stock Price 1/3 ) -1 “Annual ROE” means, for any given year, the Net Income for such year divided by the Average Annual Shareholders’ Equity for such year, subject to Committee Adjustments. “Average Annual ROE” means, for a Performance Period, the sum of the Annual ROE for every year during the Performance Period, divided by three. “Average Annual Shareholders’ Equity” means, for any given year, the sum of the total shareholders’ equity of the Company as of the first day of such year and as of the end of each month during such period (each as determined by the Company in accordance with generally accepted accounting principles but excluding the effect of Statement of Financial Accounting Standards Codification Nos. 320-10 and 815 (relating to mark-to-market treatment of certain investments and accounting for derivatives, respectively, and appropriated retained earnings of consolidated investment entities and non-controlling interests investments in subsidiaries), divided by 13. “Award Certificate” means the Performance Cash Units Award Certificate delivered by the Company to a Participant containing details of the Participant’s PCU award. “Award Date” means the award date set forth in the applicable Award Certificate. “Award Value (at Award Date)” means the total award value set forth in the applicable Award Certificate. “Compound Annual Growth Rate of EPS” means, for a Performance Period, the annualized growth rate calculated as follows: ( Annual EPS in Final Year of Performance Period Annual EPS for Fiscal Year Immediately Preceding the Performance Period ) 1/3 -1 “Detrimental Conduct Agreement” means the Consent to the Application of Forfeiture And Detrimental Conduct Provisions To Long-Term Incentive Awards. “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period of not less than six months. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A. “Earnings Per Share” means, for any given year, the diluted earnings (or loss) per share of the Company for

11 © 2026 Ameriprise Financial, Inc. All rights reserved. such year, as determined by the Company in accordance with generally accepted accounting principles for inclusion in the Company’s annual audited financial statements, subject to Committee Adjustments. “Equity Market Collar” means the limitations on the potential upside or downside financial impacts associated with equity market returns that fall outside the bounds of the pre-established range determined by the Committee. The pre-established range applicable to these PCU Awards is 4% above and 4% below the assumed market return in the Company’s plan. “Expiration Date” means the last day of a Performance Period. “Last Day Worked” means the date on which a participant undergoes a “separation from service” from the Company (and its affiliates), as defined under Section 409A of the Code, and as determined in accordance with the Company’s Policy regarding Section 409A Compliance. Typically, this means that your Last Day Worked will be the same date as the date your employment with the Company terminates. However, if there is an extended period when you are no longer actively providing services to the Company prior to your date of termination of employment (e.g., any contractual non-working notice period, any period of “garden leave”, or any other extended non-working period), the Company shall have the exclusive discretion to determine that the date of your Last Date Worked is earlier than the date of termination of your employment. The Company will disregard short term absences due to sickness and PTO when determining your Last Day Worked. Your Last Day Worked will not be before the date you have served or been given notice to terminate your employment. If your Last Day Worked is earlier than your date of termination of employment, the Company will notify you in writing of your Last Day Worked. “Net Income” means, for any given year, the after-tax net income (or loss) attributable to Ameriprise Financial, Inc. for such year, as determined by the Company in accordance with generally accepted accounting principles and subject to Committee Adjustments. “Overall Payout Percentage” means the Performance Matrix Payout Percentage increased or decreased by the TSR Adjustment Factor. In no instance shall the Overall Payout Percentage exceed 175%. “Participant” means an employee who is granted a PCU Award. “Performance Matrix” means the Performance Matrix set forth in the applicable Award Certificate. “Performance Matrix Payout Percentage” means the payout percentage determined under the Performance Matrix based on the weighted Compound Annual Growth Rate of EPS and the weighted Average Annual ROE for the Performance Period. “Performance Period” means the period set forth in the applicable Award Certificate, and is normally a three-year period commencing with the start of the fiscal year in which the Award Date occurs. “PCU Payout” means the amount payable pursuant to the terms of a PCU Award. “Qualified Retirement” means the Participant has satisfied each of the following requirements upon termination of employment: 1. Participant is Retirement Eligible. 2. Participant has satisfied the requirement in (a) or (b) below, as applicable: a. For Participants up to and including Band 80 (excluding Section 16 Officers): Participant has provided advance written notice to the Company, in a form prescribed by the Company, satisfying the notice requirement provided below.

12 © 2026 Ameriprise Financial, Inc. All rights reserved. Band Level Notice Period Below Band 50 At least 3 months Bands 50 – 60 At least 6 months Bands 70 – 80 At least 9 months b. For Participants who are Section 16 Officers and/or above Band 80: Participant has notified the Chief Executive Officer (or in the case of the Chief Executive Officer, the Chair of the Committee) of Participant’s intent to commence discussions regarding Participant’s retirement, with such notice provided at least twelve months prior to the participant’s last day of employment. 3. Participant attests to their intent to exit the workforce, with limited permitted exceptions, as prescribed by the Committee. Contact the Human Resources Service Center (HRSC) for further information. 4. Participant has remained actively employed with the Company in good standing through the required notice period, or such earlier date as selected by the Company if it elects to waive all or part of the notice period. “Relative Total Shareholder Return” means the comparison of the Ameriprise TSR to the S&P Financial TSR. “Retirement Eligible” means the Participant is at least age 55 and has at least 10 years of cumulative service. “Severance Benefit” means both (a) payment of severance benefits under a Company severance plan, provided the Participant has complied with all requirements to receive the severance benefits (including signing a release of claims in a form prescribed by the Company); and (b) if so designated by the Committee or its designee, any other agreement between the Company and a Participant that provides for pay or other benefits upon a separation of employment, provided the Participant has complied with the requirements in such agreement. “S&P Financial TSR” means the compound annual growth rate, expressed as a percentage with one decimal point, in the value of the S&P Financial Index during the Performance Period (or such other index as may be selected by the Committee and set forth in the applicable Award Certificate). The S&P Financial TSR is calculated in a manner consistent with the calculation of Ameriprise TSR, from information publicly reported by Standard & Poors Company (or the entity that publishes such other index, as the case may be). “TSR Adjustment Factor” means the adjustment percentage determined under the TSR Adjustment Matrix given the Relative Total Shareholder Return for the Performance Period. “TSR Adjustment Matrix” means the TSR Adjustment Matrix set forth in the applicable Award Certificate. Miscellaneous Provisions Committee Adjustments The Committee reserves the right, in its sole discretion to make performance adjustments for any one-time or unusual events, internal or external factors, or for fundamental changes that have impacted the results over the Performance Period (collectively, the “Committee Adjustments”). Such Committee Adjustments include, but are not limited to, acquisitions and divestitures, accounting changes, restructurings and the consideration of equity market returns that fall outside the Equity Market Collar. Committee Adjustments can have the effect of either increasing or decreasing the payout percentage that is determined according

13 © 2026 Ameriprise Financial, Inc. All rights reserved. to the Performance Matrix; provided, however, that in no instance shall the Overall Payout Percentage exceed 175%. No Assignment A Participant shall have no right to sell, pledge, hypothecate, assign, margin or otherwise transfer in any manner any interest he or she might have in all or any part of a PCU Award that has been granted to him or her, and any attempt to do so shall be null and void and shall have no force or effect whatsoever. No Right to Continued Employment Nothing contained in the Plan or in this Supplement shall confer upon an employee any right to continue in the employment or other service of the Company or constitute any contract (of employment or otherwise) or limit in any way the right of the Company to change the employee’s compensation or other benefits or to terminate the employee’s employment with or without cause. No Right to Awards A Participant’s status as an employee shall not be construed as a commitment that any one or more PCU Awards shall be made to the Participant or to employees generally. A Participant’s status as a participant shall not entitle him or her to any additional award. The information in this Supplement does not imply there will be a PCU Award program in the future, nor what the participation, selection and award guidelines will be. The Company reserves the right to amend, change or terminate all or part of the PCU Award program in accordance with applicable plans, agreements and regulations. Compliance with U.S. Internal Revenue Code Section 409A (U.S. Only) Notwithstanding any other provision of this Supplement to the contrary, to the extent that a PCU Award constitutes a nonqualified deferred compensation plan to which Section 409A of the Code applies, payments under such PCU Award shall be made at a time and in a manner that satisfies the requirements of Section 409A of the Code and guidance of general applicability issued thereunder, including the provisions of Section 409A(a)(2)(B) of the Code to the extent distributions to any employee are required to be delayed six months. It is intended that this PCU Award complies with the requirements of Section 409A so as to prevent the inclusion in gross income of any benefits accrued thereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participant. This PCU Award shall be administered and interpreted in a manner that is consistent with such intention and the Company’s Policy Regarding Section 409A Compliance. If any payment that would otherwise be made under a PCU Award is required to be delayed by any reason of this section, such payment shall be made at the earliest date permitted by Section 409A of the Code. The amount of any delayed payment shall be the amount that would have been paid prior to the delay and shall be paid without interest.

Tax Implications

U.S. and India

The following is a summary description of the United States and India federal income tax consequences generally arising with respect to grants of PCU Awards. There may also be state and local taxes applicable to these awards. This summary is not intended to be a complete description of all possible tax consequences of PCU Awards, and Participants should be aware that different tax treatments may apply outside of the United States or India depending upon their country of residence or citizenship.

Generally, in the U.S. or India, a Participant will not have income at the time the Committee grants a PCU Award. Under current tax laws, a Participant generally will have income (perquisite income in India) at the time that the Company pays cash, Ameriprise Shares, other Company securities or property to the Participant under such PCU Award, which will equal the amount of cash and the fair market value of the Ameriprise Shares, securities, or property received. In addition to U.S. or India federal income tax, a Participant's PCU Award is also subject to other taxes such as FICA and FUTA taxes.

For other potential tax considerations, see "Tax Implications for LTIAs (U.S. citizens and residents only)" in the Guide.

All Participants

THE TAX IMPLICATIONS FOR THE PCU AWARD DEPEND ON THE PARTICIPANT'S COUNTRY AND SPECIFIC SITUATION. NO REPRESENTATION RESPECTING TAX TREATMENT OF ANY PCU AWARD HAS BEEN MADE TO ANY PARTICIPANT.

PARTICIPANTS ARE URGED TO CONSULT THEIR COUNSEL, ACCOUNTANTS, OR OTHER TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF PCU AWARDS GRANTED TO THEM IN RELATION TO THEIR OWN PARTICULAR TAX SITUATION.

Contact Information

<table>
<tr><th>Information Needed</th><th>Contact/ E-mail</th><th>Phone Number</th><th>Fax Number</th></tr>
<tr><td>PCU Award History Report</td><td rowspan="3">Ameriprise Long-Term Incentive Award Administration

e-mail: Ameriprise LTIA -
ameriprise.ltia.administration@ampf.com

Mail: Ameriprise Financial, Inc.
Attn: Ameriprise LTIA Administration
361 Ameriprise Financial Center
Minneapolis, MN 55474</td><td rowspan="3">(612) 671-4441
or
(612) 671-3072</td><td rowspan="3">(612) 671-3948</td></tr>
<tr><td>Detrimental Conduct provisions for Bands 50 and above</td></tr>
<tr><td>Other information requests (e.g., LTIA policy questions for HR, general LTIA questions)</td></tr>
</table>

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